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                                                                    EXHIBIT 4(c)

                            CERTIFICATE OF TRUST OF
                          CULLEN/FROST CAPITAL TRUST I

                 THIS Certificate of Trust of Cullen/Frost Capital Trust I (the "Trust") dated February 3, 1997, is being duly executed and filed by The Bank of New York (Delaware), a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).


                 1. Name. The name of the business trust formed hereby is Cullen/Frost Capital Trust I.

                 2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is The Bank of New York (Delaware), White Clay Center, Newark, Delaware 19711.

                 3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.


                 IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.



                                        THE BANK OF NEW YORK (DELAWARE),
                                        as trustee


                                        By:         /s/  Walter Gitlin
                                            -----------------------------------
                                        Name:            Walter Gitlin
                                        Title:           Authorized Signatory